Exhibit 3.137

Delaware	PAGE 1

The First State
     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “LAKE CUMBERLAND REGIONAL HOSPITAL, LLC” AS RECEIVED AND FILED IN THIS OFFICE. THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
     CERTIFICATE OF FORMATION, FILED THE NINETEENTH DAY OF OCTOBER, AD. 1998, AT 9 O’CLOCK AM.
     CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SECOND DAY OF JANUARY, AD. 2002, AT 10 O’CLOCK AM.
     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID
     CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “LAKE CUMBERLAND REGIONAL HOSPITAL, LLC”.

296754 8100H	/s/ Jeffrey W. Bullock

110292799 You may verify this certificate online at corp. delaware.gov/authver.shtml	Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 8620219 DATE: 03-14-11

CERTIFICATE OF FORMATION
OF
LAKE CUMBERLAND REGIONAL HOSPITAL, LLC
Under Section 18-201 of the
Delaware Limited Liability Company Act
          FIRST: The name of the limited liability company is Lake Cumberland Regional Hospital, LLC (the “Company”).
          SECOND: The address of the registered office of the Company in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805.
          THIRD: The name and address of the Company’s registered agent for service of process is Corporation Service Company. 1013 Centre Road, Wilmington, Delaware 19805.
          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of October 19, 1998.

By:	/s/ John M. Franck II
	Name:	John M. Franck II
Tit1e: Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 10/19/1998
981402228 — 2956754

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 01/22/2002
020040952 — 2956754
CERTIFICATE OF AMENDMENT
OF
Lake Cumberland Regional Hospital, LLC
     1. The name of the limited liability company is Lake Cumberland Regional Hospital, LLC
     2. The Certificate of Formation of the limited liability company is hereby amended as follows:
The name and address of the registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Lake Cumberland Regional Hospital, LLC this 15 day of January, 2002.

Lake Cumberland Regional Hospital, LLC
/s/ William F. Corporation III
William F. Corporation III
Title Manager